EMPLOYEE COMPENSATION AGREEMENT

THIS EMPLOYEE COMPENSATION AGREEMENT (the “Agreement”) is entered into this 11th day of March, 2009, by and between BioForce Nanosciences, Inc. (the “Employer”) and                (the “Employee”).

WHEREAS, Employer currently owes to Employee payment for certain earned wages and/or reimbursable expenses, which are currently unpaid, excluding however any semi-permanent pay deferrals (hereinafter referred to as the “Unpaid Wages”).

WHEREAS, Employer may owe to Employee payment for certain earned wages (not to include any semi-permanent pay deferrals which may be agreed to between Employe and Employer) and/or reimbursable expenses in the future (hereinafter collectively referred to as “Future Unpaid Wages”).

WHEREAS, Employer and Employee wish to set forth in writing the terms of their agreement for the payment of the Unpaid Wages and Future Unpaid Wages.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties agree as follows:

1.

Payment Schedule for Unpaid Wages.  The parties agree that the Unpaid Wages shall be paid by Employer to Employee as follows : no later than sixty (60) days after the Employee’s termination of employment with Employer

2.

Payment Schedule for Future Unpaid Wages. The parties agree that any Future Unpaid Wages shall be paid by Employer to Employee as follows: no later than sixty (60) days after the Employee’s termination of employment with Employer

3.

Security for Unpaid Wages.  As additional security for Employer’s obligation to pay the Unpaid Wages as well as any Future Unpaid Wages, contemporaneously with the execution of this Agreement Employer shall execute the Security Agreement attached as Exhibit A hereto (the “Security Agreement”), which grants Employee a security interest in all of Employer’s inventory, accounts, general intangibles, and equipment. For avoidance of doubt, this Security Agreement, and Employee’s security interest under the Security Agreement, is subordinate to that associated with the Company’s Secured Convertible Promissory Notes  issued during 2008.  For purposes of such Security Agreement, the parties acknowledge and agree that an “Obligation” shall mean only the Employer’s obligation to pay Employee pursuant to Paragraph 1 or 2 above, as applicable and that the Unpaid Wages or Future Unpaid Wages shall not be deemed an “Obligation” under the terms of such Security Agreement and, further, that the existence of Unpaid Wages or Future Unpaid Wages shall not itself constitute an event of default under the Security Agreement.

4.

Governing Law. All rights and obligations arising out of or related to this Agreement, and the application and interpretation hereof, shall be governed by and construed in accordance with the laws of the State of Iowa.

5.

Entire Agreement; Binding Effect; Modifications in Writing. This Agreement contains the entire agreement between the parties pertaining to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings in connection with the subject matters hereof. The terms of this Agreement shall be binding upon and inure to the benefit of the agents, owners, personal representatives, successors and assigns of the respective parties. No amendment, modification, or revocation of or to any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof.

6.

Representation by the Parties.  The parties state that they have carefully read this Agreement in its entirety, have contributed to its terms, know and understand its terms and provisions, and have had the opportunity to consult with legal counsel.

IN WITNESS WHEREOF, this Agreement is made and entered into as of the day and year first above written.

EMPLOYER

EMPLOYEE

/s/ Gregory D. Brown

_______________________________

BioForce Nanosciences, Inc.

Print Name

By: Gregory D. Brown, CFO

_______________________________

      Name, Title

Signature